Exhibit 99.1

MEDIA CONTACT:

Marci G. Maule

Director of Public Relations

Coinstar Inc.

425-943-8277

mmaule@coinstar.com

INVESTOR CONTACT:

Brian Turner

Chief Financial Officer

425-943-8000

COINSTAR TO ACQUIRE AMUSEMENT FACTORY, LLC

Transaction is expected to strengthen market position of Coinstar’s entertainment business, expand scope of retail relationships, and enhance operations.

BELLEVUE, Wash. — Oct. 18, 2005 — Coinstar, Inc. (NASDAQ: CSTR), a leader in 4th Wall™ services at the retail front end, today announced it has signed a definitive agreement to purchase substantially all of the assets of The Amusement Factory, L.L.C., for approximately $36 million in shares of Coinstar common stock. Amusement Factory is the second largest operator of entertainment services in the United States with a complete line of amusement vending services for retailers. Combining Amusement Factory with Coinstar, Inc.’s subsidiary American Coin Merchandising, Inc. (ACMI) is expected to create a clear number one operator in retail entertainment services.

Amusement Factory has a full line of entertainment services including skill crane machines, bulk vending, and kiddie rides in more than 14,000 locations across the United States. The company, based in Van Nuys, California, distributes its equipment to mass merchants, supermarkets, restaurants, entertainment centers, dollar stores and other distribution channels.

As reported by Amusement Factory, the company’s revenue for its fiscal year ending December 31, 2004, exceeded $60 million. As of September 30, 2005, Amusement Factory employed approximately 270 people.

“Coinstar’s 4th Wall program is designed to help retailers increase performance and maximize the profit at the front end of their stores,” said Randy Fagundo, President of ACMI. “Following the acquisition, we plan to combine the best practices from both companies and continue to deliver the strongest product, merchandising and service to our retail customers.”

“We are excited about bringing together the talents and expertise of both Amusement Factory and Coinstar to create a ‘best in class’ operation for the entertainment services industry,” said Fred Simon, President of Amusement Factory. “Together we will have the strongest national presence of any entertainment supplier, along with the highest quality product, service and technology in the industry.”

The combination of Coinstar and Amusement Factory is expected to strengthen Coinstar’s market position, expand the scope of retail relationships and enhance operational efficiencies in its entertainment services line of business.

Strengthens Market Position

Amusement Factory’s 14,000 locations are in 36 states across the United States with a concentration on the West coast and Midwestern states. Coinstar has approximately 47,000 locations in the United States, United Kingdom, Canada, Puerto Rico and Mexico. Bringing the number one and number two entertainment operators together is expected to strengthen Coinstar’s leadership position by creating greater route density in the United States.

Expands Scope of Retail Relationships

Coinstar and Amusement Factory have many top retail accounts in common, allowing the combined companies to better serve their customer base to deliver 4th Wall products and services. Following the acquisition, Coinstar will be able to consolidate offerings for retailers and provide higher quality products and services by combining the best practices of each company. Amusement Factory’s leading customers include Wal-Mart and Kroger Co.

Enhances Operational Efficiencies

Coinstar and Amusement Factory have extensive field services operations, including field staff, regional offices and warehouse facilities. Following the acquisition, Coinstar will seek to eliminate the overlap in the combined organization to improve operational efficiency through facility consolidation, improved route servicing, and enhanced logistics management.

Business Outlook

Coinstar expects cost savings to be realized from synergies associated with integrating Amusement Factory and Coinstar operations. Field integration of the two companies is expected to start in the second quarter of 2006 and to be substantially complete by the end of 2006.

Coinstar expects this transaction to be slightly accretive to Adjusted Earnings Per Share within the first twelve months, excluding the effects of the amortization of intangible assets. Coinstar will obtain an independent valuation of certain of Amusement Factory’s tangible and intangible assets which will enable Coinstar to determine purchase price allocations including amounts assigned to inventories, intangible assets and goodwill. As a result, reported GAAP earnings per share will be impacted by the non-cash accounting charges related to such amortization of intangible assets. Coinstar will give guidance regarding GAAP and adjusted EPS for the combined companies on the first conference call after the independent valuation is complete.

The transaction is expected to close in mid to late fourth quarter of this year.

The purchase price of approximately $36 million will be funded by issuing shares of Coinstar common stock. As part of the transaction, Coinstar, Inc. will not be assuming any of Amusement Factory’s existing debt. Closing is contingent upon certain customary conditions including securing certain contractual consents.

Fred Simon will remain president of the acquired operations and Randy Fagundo will remain president of ACMI.

Conference Call

Coinstar, Inc. announced that a conference call to discuss the proposed acquisition of Amusement Factory will be broadcast live over the Internet today, Tuesday, Oct. 18, 2005, at 4:30 p.m. Eastern Time. The Webcast will be hosted at the “Invest” section of Coinstar’s Web site at www.coinstar.com.

About Coinstar Inc.

Coinstar, Inc. (NASDAQ: CSTR) is a multi-national company offering a range of 4th Wall™ solutions for the retailers’ front of store consisting of self-service coin counting, electronic payment solutions, and entertainment services. The company’s products and services can be found at more than 47,000 retail locations including supermarkets, drug stores, mass merchants, convenience stores, and restaurants. American Coin Merchandising Inc., Cell Cards of Illinois, L.L.C., and Coinstar E-payment Services, Inc. are wholly-owned subsidiaries of Coinstar, Inc. For more information, visit www.coinstar.com.

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This press release contains forward-looking statements relating to Coinstar, Inc.’s anticipated growth and future operating results that involve a number of risks and uncertainties. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Factors that could cause or contribute to such differences include, but are not limited to, the effect of the acquisition of the assets of The Amusement Factory, L.L.C. the ability to successfully integrate The Amusement Factory, L.L.C. and Coinstar, Inc.’s businesses, the ability to bring new and repeat customers to Coinstar® machines, the ability to obtain new agreements with potential retail partners for the installation of Coinstar units and the retention of the current agreements with our existing retail partners on terms that are not materially adverse to the company, additional potential competitors, legal or governmental regulatory action and uncertainties relating to the ultimate success of new business initiatives (including prepaid services), including but not limited to the ability to attract customers and reach agreements with retail and other partners. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the most recent reports filed with the Securities and Exchange Commission by Coinstar, Inc. These forward-looking statements reflect Coinstar, Inc.’s expectations as of October 18, 2005. Coinstar, Inc. undertakes no obligation to update the information provided herein.